                                                                    EXHIBIT 10.4


                               LICENSE AGREEMENT

     This License Agreement ("Agreement"), is made on June 30, 2000, between Sylvan Learning Systems, Inc., with its principal place of business at 1000 Lancaster Street, Baltimore, MD 21202, ("Licensor") and eSylvan, Inc., with a principal place of business at 1000 Lancaster Street, Baltimore, Maryland 21202 ("Licensee").

                                   RECITALS
                                   --------

     Licensor is, and has been, through franchised Sylvan Learning Centers, in the business of providing a proprietary system (with respect to which Licensor has retained associated intellectual property rights) of programs, systems, teaching and management techniques, individualized diagnostic tests and academic and educational courses and programs, designed to be personally taught, supervised or administered to students who come to site based businesses or centers for in-person instruction (the "Sylvan System").

     In order to respond to the actual and anticipated actions of its competitors and to take advantage of new means of making educational services available to the public, Licensor has determined that it must and should develop, in addition to the Sylvan System, an internet version of Licensor's proprietary programs, systems, and teaching and management techniques to be administered to end consumers only through the internet (the "eSylvan Internet Business").

     Licensor has concluded that the most effective way to develop and roll-out the eSylvan Internet Business is to establish Licensee as a separate company, and to grant to Licensee the exclusive right to develop and offer the eSylvan Internet Business in the United States and Canada, pursuant to this Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

     1.  RECITALS. The Recitals set forth above are made a part of this
         --------
         Agreement.

     2.  GRANT OF TRADEMARK LICENSE. To the extent that it lawfully may,
         --------------------------
         Licensor grants to Licensee during the term of this Agreement, an exclusive license to use the trademarks and service marks set forth on Schedule A (collectively, the "Marks"), solely in connection with the
         ----------
         eSylvan Internet Business in the United States and Canada. Licensee shall not use the Marks in any other business lines or endeavors. Licensor retains all right to use or license the Marks for any other purpose, including, without limitation, in connection with the operation or franchising of site based businesses or centers and in connection with business lines or endeavors not comprising a portion of the Sylvan System. Additional trademarks and service marks of Licensor may be licensed from time to time upon mutual agreement of the parties; provided, however, that if Licensor modifies or revises the Marks set forth in Schedule A, Licensor has the right to incorporate such
                  ----------
         modifications or revisions into the Marks licensed hereunder without further consideration.

     3.  GRANT OF CONTENT LICENSE.
         ------------------------

         a.   Generally. To the extent that it lawfully may, Licensor grants to
              ---------
              Licensee a nonexclusive, perpetual license to use, copy,
              distribute,
               perform and display the materials, software and other
               information set forth on Schedule B (collectively, the "Existing
                                        ----------
               Sylvan Content") only in connection with the eSylvan Internet Business in the United States and Canada. Licensor retains all right to use or license the Existing Sylvan Content for any other purpose, including, without limitation, in connection with the operation or franchising of site based businesses or centers. Pursuant to this license, Licensee may distribute and sublicense products embodying the Existing Sylvan Content to end users for personal use only in connection with the eSylvan Internet Business, and not for sale, distribution or relicensing by such end users. With respect to that portion of the Existing Sylvan Content which comprises homework assistance, Licensee may provide such homework assistance content to third parties for use by end users ("Permissible Homework Assistance"). While Licensor is not obligated to modify, enhance or improve the Existing Sylvan Content, Licensor shall be obligated to make available to Licensee (i) any modifications, enhancements, improvements to the Existing Sylvan Content or (ii) new Sylvan materials and software related to the Sylvan System ((i) and (ii), collectively, "New Sylvan Content") developed or created by Licensor after the date hereof and during the term of this Agreement and made commercially available to third parties, subject to and in accordance with

               Paragraph 12.b. hereof. Licensee is under no obligation to use the Existing Sylvan Content, and may develop other content, subject to the provisions of this Agreement, including the right of Licensor to license such content under Paragraph 12.c. hereof.

          b.   Manuals.  Licensee shall assist Licensor to develop a
               -------
               Confidential Operations and Instruction Manual (the "Confidential Operations Manual") to establish certain programs, policies, systems, techniques and materials for the successful operation of the eSylvan Internet Business. The standards, specifications or requirements established by Licensor for Licensee, unless otherwise indicated, shall be set forth in this Agreement or may, from time to time, be set forth by Licensor in the Confidential Operations Manual. Licensee acknowledges that the Confidential Operations Manual belongs solely to Licensor and is provided to Licensee solely during the term of this Agreement and shall be treated as "Confidential Information" in accordance with Paragraph 24 hereof. Licensee understands and acknowledges that the Sylvan System serves markets and operates under market conditions that are continuously changing and evolving, and that new and different standards, procedures, and techniques will be developed and recommended by Licensor in response to those changes, or other conditions in the Sylvan System, to maintain and/or enhance the quality of, among other matters, the Marks, and the reputation and goodwill of the Sylvan System. Accordingly, Licensee understands and acknowledges that Licensor may, from time to time, revise the contents of the Confidential Operations Manual to implement new or different requirements for the Marks, and Licensee expressly agrees to comply with all such changed requirements related to the Marks; provided that the fundamental terms and conditions of this Agreement shall not be altered.

     4. ROYALTIES. Royalties for the license rights granted to Licensee under Paragraph 2 hereof will be payable to Licensor as follows:

          a.   Initial License Fee. Licensee will pay an initial license fee of
               -------------------
               $1,000,000, due upon execution of this Agreement.

          b.   Royalty. In addition to the initial license fee, Licensee will
               -------
               pay Licensor a periodic, running royalty equal to four percent (4%) of all net revenues of Licensee received by Licensee during the term hereof. "Net Revenues" shall be calculated and payable as follows:

               i. the aggregate gross amount of all revenues from whatever source derived (based upon a cash method of accounting), which arise from or are derived by Licensee, directly or indirectly, from or in connection with the eSylvan Internet Business;

               ii. excluding all revenues received by Licensee for the account of a third party for such party's products or services, which revenues are actually delivered by Licensee to such third party (but including any portion of such revenues retained by Licensee); and

               iii. reduced by all documented refunds, returns and allowances made in good faith by Licensee; and only sales and other tax receipts, the collection of which is required by law.

               In addition, Licensee agrees to pay an additional amount equal to any sales, gross receipts, or similar tax imposed on Licensor and calculated solely on payments required to be made by Licensee to Licensor under this Agreement, unless such tax is an optional alternative to an income tax otherwise payable by Licensor. In no event shall Licensee be required to pay any income tax otherwise payable by Licensor.

          c.   Guaranteed Minimum Royalty. There will be no guaranteed minimum
               --------------------------
               royalty for the period beginning on the effective date of this Agreement and ending on the last day of the first full calendar year thereafter. With respect to each calendar year thereafter during the term and any renewal terms and extensions, Licensee will pay to Licensor a guaranteed minimum royalty equal to 120% of the prior year's guaranteed minimum royalty, with the guaranteed minimum royalty for the first calendar year such minimum royalty is due being equal to $400,000.

          d.   Calculation of Royalties. Royalties will be calculated and paid
               ------------------------
               quarterly. Licensee shall submit payment to Licensor within twenty (20) business days after the close of each calendar quarter with respect to Net Revenues received during such previous quarter, accompanied by a Net Revenues report, described in Paragraph 4.e. below. With respect to the period for which no guaranteed minimum royalty is due, each such quarterly payment shall equal the royalties due for such quarter. With respect to each calendar year in which the guaranteed minimum royalty is due, each quarterly payment shall equal the greater of (i) the royalties due for such quarter, or (ii) one quarter of the guaranteed minimum royalties for such calendar year. If payment of royalties is subject to any state, local or foreign tax, Licensee will be responsible for determining the amount of any tax and will pay the taxes.

          e.   Net Revenues Report. Licensee's quarterly royalty payment shall
               -------------------
               be accompanied by fully completed and accurate Net Revenue report on forms as required by Licensor, setting forth the gross revenues received during the previous month, the adjustments required under Paragraph 4.b., the number of students currently enrolled by program category (and the associated tuition and other charges), and any further information Licensor may reasonably request. Such form and information required therein may be changed by Licensor, in its reasonable discretion, from time to time. Licensee shall keep adequate records and retain appropriate data and receipts to verify the information provided in such reports and shall provide such backup data as Licensor may request from time to time. Licensee shall certify the accuracy of such data in writing on each such report.

      5.  AUDIT OF RECORDS.
          ----------------
          a.   Audit. Licensee shall allow Licensor or its representatives to
               -----
               inspect the premises of Licensee, the books of account and federal and state income tax and sales tax returns of Licensee pertaining to the eSylvan Internet Business during reasonable times of the business day upon two (2) days advance written notice. Licensee shall maintain on its premises, or at a mutually agreed upon location, for a period of at least three years, all sales slips, cancelled checks and receipts, and all books of account relating to the eSylvan Internet Business. If Licensor's audit discloses a liability for any fees due to Licensor, Licensee shall pay the amount of the deficiency, including late charges due under Paragraph 5.b., within thirty
               (30) days of Licensor's notice to Licensee of the deficiency. Should the audit reflect a balance due Licensee, Licensor agrees to pay said balance within thirty (30) days of completion of the audit report. If the deficiency (excluding late charges) is three percent (3%) or more of the fees Licensee was required to pay hereunder for the relevant period, Licensee shall pay Licensor its reasonable costs incurred in performing the audit (and, if applicable, in successfully defending such audit in arbitration) in addition to the amount of the deficiency. Nothing in this paragraph shall limit Licensor's right to terminate Licensee under Paragraph 16 for Licensee's failure to pay when due royalties owing Licensor. Licensee agrees to pay any additional royalties, and penalties as set forth below, within thirty (30) days of receipt of the audit report, or within said thirty (30) day period, shall submit the dispute to arbitration in accordance with Paragraph 25.

          b.   Late Charge. The following late charges (to the extent permitted
               -----------
               by law) shall apply:

               i. for late payment of royalties, Licensee will pay a late charge equal to 2% of the amount then due; and

               ii. for underpayment of royalties in excess of 3%, Licensee will pay a late charge of 10% of the amount of the underpayment.

          c.   Confidentiality. Licensor agrees that it will maintain the
               ---------------
               confidentiality of all financial information it shall obtain about Licensee's operations in accordance with Paragraph 24, and shall not disclose such financial information to any third party who is not bound to maintain the confidentiality of such information.

          d.   Licensee to Pay Taxes  .  Licensee shall pay all taxes,
               ---------------------
               regardless of their nature, assessed against it when due and before delinquent except when being contested in good faith by appropriate proceedings.

     6.   FORM OF MARKS. Licensee will use the Marks in proper trademark form
          -------------
          and with proper notice of their status as trademarks (SM, TM or (R)). Licensee will display the Marks only in the forms provided on Schedule
                                                                        --------
          A, or in such other form and style, or in connection with other marks
          -
          or brands as permitted under the Agreement, including as set forth in the Confidential Operations Manual, and as may be approved in advance in writing by Licensor and not thereafter disapproved, such approval not to be unreasonably withheld, delayed or conditioned. Licensee acknowledges that any such new form or style of the Marks adopted by Licensee shall be owned by Licensor, including the right to use similar stylized form in connection with any other marks. Licensor may direct Licensee (by notice hereunder) to modify the forms of the Marks to reflect changes in Licensor's own use of the marks and/or changes in registration status of the Marks, all in accordance with the then current Confidential Operations Manual.

     7.   USE OF MARKS.  Licensee shall not use any of the Marks in such a way
          ------------
          as may cause any confusion between Licensee and Licensor; provided that the uses set forth on Schedule A, including in domain name
                                     ----------
          registrations, have been approved by Licensor; provided further that such uses are to be in compliance with the Confidential Operations Manual. In order to maintain standards of use with respect to the Marks licensed hereunder, Licensee agrees to use the Marks licensed hereunder in accordance with the Confidential Operations Manual, as amended. The first use of any of the Marks in web pages, software, or in other materials shall indicate that the Mark is a "trademark [or service mark, or registered trademark or service mark, as appropriate] of Sylvan Learning Systems, Inc. Licensee is an authorized licensee of Sylvan Learning Systems, Inc." All Existing Sylvan Content and all New Sylvan Content (collectively, the "Sylvan Content"), whether physically distributed or displayed on-line, will bear the following notice: "Copyright (year) Sylvan Learning Systems, Inc. Licensee is an authorized Licensee of Sylvan Learning Systems, Inc." If Licensee has developed or created Sylvan Derivative Works as permitted in this Agreement, the notice may read: "Copyright (year of creation) Sylvan Learning Systems, Inc., and (year of modification) eSylvan, Inc. Licensee is an authorized Licensee of Sylvan Learning Systems, Inc."

     8.   USE OF eSYLVAN. Licensee may use "eSylvan" in its business names and
          --------------
          in its Internet domain names solely in accordance with Schedule A;
                                                                 ----------
          provided that all other uses require the prior written approval of Licensor, which approval shall not be unreasonably withheld. While Licensee is permitted such limited use of "eSylvan", Licensee agrees that use of "eSylvan" in its business names and in its Internet domain names will be terminated and the use of names containing or consisting of "eSylvan" and the other Marks or any similar names or marks in its business names and in its Internet domain names shall cease upon termination of this Agreement in accordance with the terms hereof.

     9.   OWNERSHIP OF THE MARKS AND CONTENT.
          ----------------------------------

          a.   Ownership. Licensee acknowledges and confirms Licensor's
               ---------
               proprietary rights in, and ownership of, the programs, systems, techniques, manuals, and trade secrets which will be disclosed to Licensee under this Agreement, including without limitation, the Marks and the Sylvan Content as well as their validity, and agrees not to represent in any manner that Licensee has acquired any ownership rights in such assets, including without limitation, the Marks. Licensee further acknowledges that Licensee does not acquire any right or interest therein (including in any Licensor-approved modification to the Marks) beyond the rights expressly granted to it under this Agreement. Licensee acknowledges that the know-how and operating format related to Licensor's proprietary methods and materials is also proprietary to Licensor and Licensee shall not disclose such methods and materials except in connection with Licensee's required activities as authorized by this Agreement. Licensee represents and acknowledges that all use of the Marks will inure to the benefit of Licensor. Licensee further acknowledges and agrees that any and all goodwill associated with the Marks shall inure directly and exclusively to the benefit of

               Licensor and that, upon the expiration or termination of this Agreement for any reason, no monetary amount shall be attributable to any goodwill associated with Licensee's use of the Marks.

          b.   Prohibited Use. In conducting any business or enterprise,
               --------------
               Licensee agrees that it shall not commit, nor permit any of its licensees to commit, any act causing an incurable tarnishment of the Marks or the reputation and goodwill associated with the Sylvan System. Licensee acknowledges that it may, but is not obligated to, use the Marks in connection with the Permissible Homework Assistance. Licensee understands and agrees that any use of the Marks other than as expressly authorized by this Agreement, without Licensor's prior written consent, is an infringement of Licensor's rights in the Marks. Licensee acknowledges that the right to use the Marks granted herein does not extend beyond the termination or expiration of this Agreement. Licensee expressly covenants that, during the term of this Agreement and thereafter, Licensee shall not, directly or indirectly, commit any act of infringement or contest or aid others in contesting the validity of Licensor's right to use the Marks or take any other action in derogation thereof. Licensee will not at any time challenge or dispute the validity of the Marks, or the copyrights in the Sylvan Content.

          c.   Confidentiality. Licensee agrees to maintain adequate security in
               ---------------
               the control, use, and handling of the Confidential Information of Licensor in accordance with the practices described in the Confidential Operations Manual or as stated otherwise in writing from Licensor from time to time. Unless expressly waived by Licensor in writing, Licensee shall require all persons who have or could have access to Licensor proprietary materials, to sign written confidentiality agreements pertaining to the security of Licensor's Confidential Information, which agreement shall be in a form reasonably acceptable to, and approved in advance by Licensor, and shall name Licensor as a third party beneficiary thereof.

          d.   Intellectual Property Protection. Trademark, copyright and other
               --------------------------------
               intellectual property protection relating to the Marks and the Sylvan Content will be obtained only by Licensor at its own expense. Licensee is not permitted to file trademark or service mark applications for the Marks or confusingly similar marks, or to file for copyright or other intellectual property protection for the Sylvan Content, in each case, in any jurisdiction.

     10.  QUALITY CONTROL.
          ---------------

          a.   Marks.  Licensee agrees to maintain a standard of high quality of
               -----
               goods and services and promotional materials offered in connection with the Marks.

          b.   Quality Assurance Review. Licensor may at any time review all
               ------------------------
               aspects of Licensee's operation of the eSylvan Internet Business ("Quality Assurance Review") to determine the extent to which Licensee's operations are or are not in compliance with the standards, methods and procedures Licensor establishes with respect to the Marks. At Licensee's request, Licensor will provide Licensee with the materials and forms used in the Quality Assurance Review process for Licensee's use in reviewing Licensee's operations.

          c.   Training.  To assist Licensee in the operation of the eSylvan
               --------
               Internet Business, and the proper delivery of the programs provided as part of the eSylvan Internet Business, Licensor will use its reasonable efforts to assist Licensee in providing training programs substantially similar to those set forth in the Confidential Operations Manual.

          d.   Web Sites. Licensee agrees that all web sites associated with all
               ---------
               domain names used by Licensee in association with the eSylvan Internet Business shall be managed and administered in a competent manner, in full compliance with this Agreement, and with respect to use of any Marks, in accordance with this Agreement and the Confidential Operations Manual so as to preserve, maintain and enhance the goodwill associated with the Sylvan System and the Marks. At all times during the term hereof,

               Licensor and Licensee shall each maintain a hypertextual link to the other's web site(s) in accordance with the Confidential Operations Manual. Licensee acknowledges that Licensor has the right to conduct, from time to time, a quality control review of the use of the Marks in connection with: (1) all web sites associated with all domain names used by Licensee in association with the eSylvan Internet Business; and (2) any products or services offered, provided or promoted on such sites, regardless of whether such products or services bear independent trademarks or service marks. Licensee must provide Licensor with the opportunity of timely review (which at Licensee's discretion may be prior to use on the sites) and approval, which approval shall not be unreasonably withheld, of any products or services to be provided or promoted on such sites which are not within the scope of use of the eSylvan Internet Business.

          e.   Management. In order to maintain the high image and quality
               ----------
               standards of Licensor's proprietary programs and materials, including without limitation, the Marks and the Sylvan Content, Licensee agrees to provide sufficient and competent management, staff and Licensor-certified tutors for use in connection with the eSylvan Internet Business to provide adequate instruction for students enrolled in all of the diagnostic and prescriptive instruction programs. Licensee agrees that if accreditation for supplemental education programs or services offered by Licensee is available from an accrediting body or organization, Licensee will at Licensor's request comply with the standards necessary to attain and maintain such accreditation.

          f.   Compliance with Educational Standards. Licensor will establish,
               -------------------------------------
               and Licensee shall comply with, certain defined standards set forth in its Confidential Operations Manual in teaching methods and procedures for the delivery of its educational and instructional programs, and Licensor will offer help and assistance to the Licensee in attaining and maintaining those standards.

          g.   Compliance With Law. Licensee agrees that it will comply with all
               -------------------
               applicable U.S. and foreign laws, including with respect to any privacy requirements imposed by such laws on the use of information developed by or provided to Licensee by Licensor, end users, or other third parties.

     11.  ADVERTISING. In order to promote the Marks in connection with the
          -------------
          eSylvan Internet Business, Licensee agrees that it shall expend quarterly on advertising at least 6% of Licensee's prior quarterly gross revenues on the type of advertising specified in the Confidential Operations Manual or on other marketing and advertising materials approved by Licensor. Licensee shall keep appropriate records and receipts for all advertising or marketing expenditures for at least three years, and shall provide substantiating data for such expenditures upon request by Licensor.

     12.  FUTURE TECHNOLOGY; CONTENT.
          --------------------------

          a.   Technology. The parties contemplate that changes will occur in
               ----------
               optimal methods of conducting business over the Internet. The parties contemplate that the provisions of this Agreement may be extended to any future method or technology of how to conduct business on the Internet or on-line. However, the provisions of this Paragraph 12.a. apply to new methodologies and not to New Sylvan Content and eSylvan Content, as defined in Paragraph 12.b. and 12.c. below, which rights are controlled by Paragraph 12.b. and 12.c., respectively. Licensee shall consult with Licensor for permission to modify this Agreement in accordance with changes in technology or best practices relating to the Internet or on-line technology, and the parties shall negotiate in good faith regarding such modifications, which shall be in writing signed by both parties.

          b.   New Sylvan Content. To the extent after the date hereof and
               ------------------
               during the term of this Agreement, Licensor develops or creates New Sylvan Content which it has made commercially available to third parties, on each such occasion, it shall so notify Licensee, including a reasonably detailed description and copy thereof and the financial terms of such license (based on the same basis as the financial terms offered to all of its franchise licensees), and Licensee shall have 30 days thereafter to evaluate whether it wishes to obtain a license of such New Sylvan Content. If Licensee notifies Licensor within said 30 day period of its desire to license such New Sylvan Content, then on each such occasion, a new Schedule C setting forth the New Sylvan Content and the terms and conditions of the license shall be executed by both parties and attached hereto as an addendum. Licensee agrees that the scope of use and the restrictions on use of such licensed New Sylvan Content (including Paragraph 22 hereof) shall have the same scope of use and restrictions on use as set forth in the licenses granted hereunder with respect to the Existing Sylvan Content.

          c.   eSylvan Content. To the extent and during the term of this
               ---------------
               Agreement, Licensee creates or develops software or materials for the eSylvan Internet Business, or modifies, enhances or improves such software and/or materials ("eSylvan Content"), on each such occasion, it shall so notify Licensor, including a reasonably detailed description and copy thereof and the financial terms of such license (based on a reasonable fee for Licensee to recoup its development cost on a proportional basis across all of the products or services in which Licensee will commercialize such eSylvan Content), and Licensor shall have 30 days thereafter to evaluate whether it wishes to license such eSylvan Content. If Licensor notifies Licensee within said 30-day period of its desire to license such eSylvan Content, then on each such occasion, a new Schedule D setting forth the eSylvan Content and the terms and conditions of the license shall be executed by both parties and attached hereto as an addendum. Licensor agrees that the scope of use and the restrictions on use of such licensed eSylvan Content (including Paragraph 22 hereof) shall have the same scope of use and restrictions on use as set forth in the licenses granted hereunder with respect to the Existing Sylvan Content.

          d.   Sylvan Derivative Works.  Licensee has the right to modify the
               -----------------------
               Existing Sylvan Content and the New Sylvan Content (if licensed in accordance with Paragraph 12.b.) and to create derivative works, including, but not limited to, the right to disassemble, decompile and/or reverse engineer the Existing Sylvan Content and the New Sylvan Content, and to create textual works from digital materials and vice versa (collectively, "Sylvan Derivative Works"); provided that such Sylvan Derivative Works may be used, copied, distributed, performed and/or displayed only in connection with the eSylvan Internet Business and not in violation of Paragraph 22; and provided further that Licensee will not distribute or sublicense products embodying the Sylvan Derivative Works other than to end users for personal use only in connection with the eSylvan Internet Business, and not for sale, distribution or relicensing by such end users. Licensee will be deemed the owner of any copyright in the Sylvan Derivative Works. Licensee shall be obligated to license to Licensor the Sylvan Derivative Works developed or created by Licensee after the date hereof and during the term of this Agreement and made commercially available, subject to and in accordance with Paragraph 12.c. hereof.

          e.   eSylvan Derivative Works. Licensor has the right to modify the
               ------------------------
               eSylvan Content (if licensed in accordance with Paragraph 12.c.) and to create derivative works, including, but not limited to, the right to disassemble, decompile and/or reverse engineer the eSylvan Content, and to create digital works from textual materials and vice versa (collectively, "eSylvan Derivative Works"); provided that such eSylvan Derivative Works may be used, copied, distributed, performed and/or displayed only in connection with the Sylvan System and not in violation of Paragraph 22; and provided further that Licensor will not distribute or sublicense products embodying the eSylvan Derivative Works other than to Licensor's Sylvan Learning Center licensees and to end users for personal use only in connection with the Sylvan System, and not for sale, distribution or relicensing by such end users. Licensor will be deemed the owner of any copyright in the eSylvan Derivative Works. Licensor shall be obligated to license to Licensee the eSylvan Derivative Works developed or created by Licensor after the date hereof and during the term of this

               Agreement and made commercially available, subject to and in accordance with Paragraph 12.b. hereof.

          f.   Errors; Corrections.  Notwithstanding anything set forth in this
               -------------------
               Paragraph 12 to the contrary, to the extent that (i) Licensor corrects any errors in the Sylvan Content, or (ii) Licensee corrects any errors in the eSylvan Content, during the term hereof, then in each such case, the corrected content shall be licensed to the other for no additional consideration under the scope of use and restrictions on use set forth herein.

     13.  INFRINGEMENT BY OTHERS.
          ----------------------

          a.   Marks.  Licensee acknowledges an obligation to monitor its own
               -----
               and other parties' use of the Marks and agrees to do so.
               Licensee will promptly notify Licensor upon learning of any potential infringement by third parties of any of the Marks. Licensor shall control all litigation against and settlement with any and all third party infringers or apparent infringers of the Marks, it being expressly understood and agreed by Licensee that the determination of whether and how to proceed in any such infringement action shall be in the sole judgment of Licensor. Licensee will cooperate with Licensor as requested by Licensor, in accordance with this Paragraph, in connection with any action taken by Licensor in its judgment against any potential infringer(s). Licensee's cooperation will include without limitation providing its personnel to appear as witnesses at depositions or in court, furnishing documents and information, executing all necessary documents, and being joined as a party to any legal proceedings. Licensor will reimburse Licensee for reasonable costs actually incurred in connection with activities requested by Licensor during such litigation. Any recovery of damages or attorney's fees in these actions, or in settlement of the actions or disputes, will belong to Licensor.

          b.   Existing Sylvan Content. Licensor has no obligation to take
               -----------------------
               action against third-party infringers of the Existing Sylvan Content. Licensee will promptly notify Licensor upon learning of any potential infringement by third parties of any of the Existing Sylvan Content. If Licensor, at Licensor's sole discretion, decides to take action against such infringers within 30 days of notice from Licensee of such infringement, the provisions of the preceding paragraph will apply. Should, in the absence of Licensor's action within 30 days of such notice, Licensee determine to take action against any third-party infringers of the Existing Sylvan Content, it shall notify Licensor and Licensor shall have an additional 30 days to determine whether it wishes to control such action (in which case the provisions of the preceding paragraph will apply). If Licensor determines not to undertake such action or fails to so notify Licensee of its decision within the second 30 day period,

               Licensee shall have the right to undertake such action in its sole behalf and at its sole cost (which shall only include a claim of damages of such infringement against eSylvan alone), with any recovery of damages or attorneys fees belonging to Licensee.

          c.   New Sylvan Content; eSylvan Content. If either Licensor or
               -----------------------------------
               Licensee licenses to the other any materials or software pursuant to Paragraph 12 hereof, the licensing party shall have no obligation to take action against third party infringers with respect to such materials or software. The licensee will promptly notify the licensing party upon learning of any potential infringement by third parties of any of such materials or software. If the licensing party, at its sole discretion, decides to take action against such infringers within 30 days of notice from the licensee of such infringement, the provisions of paragraph 13.a. will apply. Should, in the absence of the licensing party's action within 30 days of such notice, the licensee determine to take action against any third-party infringers of such materials or software, it shall notify the licensee and the licensing party shall have an additional 30 days to determine whether it wishes to control such action (in which case the provisions of paragraph 13.a. will apply). If the licensing party determines not to undertake such action or fails to so notify the licensee of its decision within the second 30 day period, the licensee shall have the right to undertake such action in its sole behalf and at its sole cost (which shall only include a claim of damages of such infringement against the licensee alone), with any recovery of damages or attorneys fees belonging to the licensee.

     14.  TRADEMARK PROCEEDINGS. In the event that Licensee learns of a
          ---------------------
          trademark application (or registration) filed by any third party with any governmental authority, including without limitation, the United States Patent and Trademark Office, for a trademark or service mark which may be confusingly similar to or otherwise harmful to the Marks, Licensee will immediately notify Licensor. Licensor will have the sole option of filing and pursuing an opposition, cancellation or other appropriate proceeding. Licensee will have the same assistance obligations as set forth in Paragraph 13.a.

     15.  TERM. The initial term of this Agreement will be five (5) years from
          ----
          the effective date of this Agreement and will terminate on the fifth anniversary of that date; provided, however, that the license with respect to the Sylvan Content and the eSylvan Content is perpetual for the duration of applicable copyrights and will not otherwise terminate. Provided that Licensee has complied with all of the terms of this Agreement and performed all of its obligations under it, Licensee at its sole option may serially renew this Agreement for unlimited consecutive five (5) year terms, by providing written notice thereof to Licensor at least 120 days prior to termination of the initial or any subsequent term, provided Licensee remains in compliance with all the terms of this

          Agreement and performs all of its obligations under it. No initial license fee will be owed for such renewal term.

     16.  TERMINATION.
          -----------

          a.   Generally. Notwithstanding the provisions of Paragraph 15, either
               ---------
               party may terminate this Agreement upon one or more of the following events:

               i. if the other party materially breaches any provision of this Agreement (other than as specifically contemplated in this Paragraph 16), after being provided prior written notice of such material breach, specifying in reasonable detail its nature, and after giving the breaching party an opportunity to cure such breach within thirty (30) days of such notice;

               ii. if either party fails to comply with Paragraph 22, upon written notice thereof; or

               iii. if a party breaches its confidentiality obligations as set forth in Section 24, with written notice thereof.

               If this Agreement is terminated as a result of any of the events set forth in this Paragraph 16.a., the breaching party shall pay the other a termination fee of $500,000 (the "Termination Fee"), within thirty (30) days of the effective date of such termination. If this Agreement is terminated pursuant to this Paragraph

               16 as a result of Licensor's breach, Paragraph 22 shall continue in full force and effect. If this Agreement is terminated pursuant to this Paragraph 16 as a result of Licensee's breach, Paragraph 22 shall no longer apply to Licensor.

          b.   Licensor's Right to Terminate.  Notwithstanding the provisions of
               -----------------------------
               Paragraph 15, Licensor may terminate this Agreement upon one or more of the following events:

               i. if Licensee misuses the Marks or fails to comply with, or acts inconsistently with Paragraph 7 or 10, after being provided prior written notice of such material breach, specifying in reasonable detail its nature, and after giving Licensee an opportunity to cure such breach within thirty
                    (30) days of such notice;

               ii. if Licensee undergoes any change in control (other than in connection with financings where a competitor to Licensor's business does not become a controlling person (as defined in the Securities Exchange Act of 1934), or other than an Initial Public Offering); and after an Initial Public Offering if Licensee undergoes any change in control which results in a competitor to Licensor's business (defined as any entity which undertakes any of the activities set forth in Paragraphs 22.a.i, 22.a.ii, or 22.a.iii) being a controlling person (as defined in the Securities Exchange Act of 1934) of Licensee, upon written notice thereof;

               iii. if Licensee licenses, transfers or otherwise assigns a material portion of the Sylvan Content to any third party whose business (or those of its affiliates) is competitive with the Sylvan System (other than Permissible Homework Assistance as contemplated by Paragaph 3.a. hereof), upon written notice thereof;

                iv. beginning with the 2002 calendar year, if for any three consecutive quarters the royalties owed to Licensor fall below one-fourth of the guaranteed annual minimum royalty, per quarter, upon written notice thereof;

               v. if Licensee challenges or otherwise breaches or violates Licensor's ownership rights as set forth in Section 8, without notice or further action;

               vi. if Licensee fails to pay any royalty payment, after written notice, within thirty (30) days of when due; or

               vii. if Licensee assigns or transfers, or attempts or agrees to assign or transfer, this Agreement or its rights hereunder, without Licensor's prior written consent.

               If this Agreement is terminated as a result of any of the events set forth in this Paragraph 16.b., Licensee shall pay to Licensor the Termination Fee, within thirty (30) days of the effective date of such termination, and Paragraph 22 shall no longer apply to Licensor.

          c.   Insolvency. If during the term of this Agreement, either party
               ----------
               becomes bankrupt or insolvent or if the business of a party is placed in the hands of a receiver or trustee, whether by the voluntary act of a party or otherwise or if a party shall cease to exist an active business this Agreement shall immediately terminate without notice or further action.

          d.   Effect of Termination.
               ---------------------
               i. The expiration of this Agreement or its earlier termination for any reason, shall in no way affect the license of the Sylvan Content and the eSylvan Content, which shall remain in effect in accordance herewith.

               ii. Upon expiration of this Agreement, or if this Agreement is terminated by any party for the reasons set forth in Paragraphs 16.a.ii, 16.a.iii, 16.b.i, 16.b.ii, 16.b.iii, 16.b.v, 16.b.vi, 16.b.vii, or 16.c., upon such earlier termination, Licensee will immediately cease all use of the Marks, including without limitation, use of "eSylvan" in its business names and in its Internet domain names.

               iii. If this Agreement is terminated by any party for the
                    reasons set forth in Paragraphs 16.a.i, or 16.b.iv, upon 120 days after such earlier termination, Licensee will immediately cease all use of the Marks, including without limitation, use of "eSylvan" in its business names and in its Internet domain names.

               iv. Upon expiration of this Agreement, or if this Agreement is terminated by any party for any reason, upon such earlier termination, each party will have the right to terminate the connection or link to the other party's web site(s) and to take such other technical steps to terminate any inter-connectivity, provided that during the 120 day period contemplated by Paragraph 16.d.iii, at the request of either party, the other shall provide a one page screen (including a hypertextual link), that may be used to direct users to a new web site or some other domain name of such party's choosing.

               v. Licensee's obligation to pay royalties under this Agreement to Licensor for Net Revenues received during the term hereof shall survive termination of this Agreement.

     17.  REPRESENTATIONS AND WARRANTIES.
          ------------------------------
          a.   Title. Licensor represents to Licensee that Licensor has all
               -----
               right, title and interest in, or if applicable, licenses to, the Sylvan Content and the Marks in a manner reasonably necessary to grant the rights contemplated hereby. Licensee represents to Licensor that Licensee has all right, title and interest, or if applicable, licenses to, the eSylvan Content in a manner reasonably necessary to grant the rights contemplated hereby.

          b.   Marks. Licensor represents and warrants that the Marks do not
               -----
               infringe upon or violate any trademark or service mark of any third party under United States law. Licensor does not warrant
                                                                  ---
               that the Marks do not infringe upon or violate the trademark or service mark rights of any third party under the laws of any country other than the United States, and provides no indemnification therefor. However, Licensor represents that it has received no notice of any such potential violation.

          c.   Sylvan Content; eSylvan Content. Neither Licensee nor Licensor
               -------------------------------
               provides to the other any other representation or warranty as to the Sylvan Content or the eSylvan Content, including without limitation as to the form, merchantability, fitness for use, function or accuracy. Neither Licensee nor Licensor has any obligation of maintenance, update or repair with respect to the Sylvan Content or the eSylvan Content. Licensor and Licensee do not warrant that the Sylvan Content or the eSylvan Content do not
               ---
               infringe upon or violate the copyrights, patent or other intellectual property rights of any third party under the laws of any country, and provides no indemnification therefor. However, each of Licensee and Licensor represents to the other that it has received no notice of any such potential violation.

          d.   Third Party Materials.  Neither Licensor nor Licensee provides to
               ---------------------
               the other any representation or warranty with respect to any written material, software or any other information obtained from third parties, other than its right to license such material to the other in accordance with its license with said third party.

     18.  INDEMNITY.
          ---------

          a.   Marks. Licensor will defend at its own expense, and with counsel
               -----
               of its choice, any action, suit, or proceeding brought against Licensee in the United States based upon any alleged infringement of United States intellectual property rights with respect to the Marks. Licensor agrees to indemnify and hold Licensee harmless from any liabilities, claims or demands with respect to any such action, suit, or proceeding; provided, however, that Licensor shall not be required to indemnify Licensee in an amount greater than the amount of royalties paid to Licensor within the 24 months preceding the date upon which Licensee makes a demand for indemnification, including, if applicable, the initial license fee. Licensor will have no obligation to indemnify Licensee if the Marks are infringing solely or in material part because such infringement results from changes made by Licensee or any third party to the Marks.

          b.   By Licensor.  Licensor will defend at its own expense, and with
               -----------
               counsel of its choice, any action, suit, or proceeding brought against Licensee from and against any and all claims, causes of action, suits, damages, liabilities, judgments and settlements, including all costs, expenses, and reasonable attorney's fees, based upon or arising out of Licensor's operation of the Sylvan System (other than with respect to claims of infringement regarding the eSylvan content).

          c.   By Licensee. Licensee will defend at its own expense, and with
               -----------
               counsel of its choice, any action, suit, or proceeding brought against Licensor from and against any and all claims, causes of action, suits, damages, liabilities, judgments and settlements, including all costs, expenses, and reasonable attorney's fees, based upon or arising out of Licensee's operation of the eSylvan Internet Business (other than with respect to claims of infringement regarding the Sylvan Content).

          d.   Generally. The indemnified party may participate in any
               ---------
               litigation involving through counsel of its own selection and at its own expense. However, the indemnifying party will have sole control of any negotiations or any suit which may be brought, and the indemnified party will provide the indemnifying party with all reasonable assistance in defending such action; provided that the indemnifying party will not make any settlement of any claim, suit or demand for which the indemnified party may become liable for other than monetary damages (being indemnified by the indemnifying party under this Agreement) without the indemnified party's written consent, which shall not be unreasonably withheld.

          e.   Limitation. The foregoing indemnities are in lieu of any other
               ----------
               rights, express or implied, are the indemnified party's sole remedy, and constitutes the indemnifying party's entire liability with respect to any such claim from any third party.

     19.  WAIVERS. The failure of either party at any time to require the
          -------
          performance by the other of any of the provisions of this Agreement will in no way affect the full right to require that performance at any later time.

     20.  NOTICES. Any notices required to be given by either of the parties in
          -------
          connection with this Agreement must be in writing, delivered by registered mail or overnight delivery service providing a receipt upon delivery, as follows, or to another address provided by a party in the manner described in this Paragraph:

               to Licensor:

               Sylvan Learning Systems, Inc.
               1000 Lancaster Street
               Baltimore, MD  21202
               Attn:Peter Cohen

               with a copy to the same address,

               Attn: General Counsel
               to Licensee:

               eSylvan, Inc.
               1000 Lancaster Street
               Baltimore, MD  21202
               Attn: President

               with a copy to the same address,
               Attn: General Counsel

     21.  NO ASSIGNMENT. Licensee may not assign this Agreement or its rights
          -------------
          hereunder (except with respect to Permissible Homework Assistance in accordance with Paragraph 3.a.) without the prior written approval of Licensor. Any assignee will be bound by all terms and conditions of this Agreement. Licensor may assign this Agreement and its rights hereunder to any third party that agrees in writing to be bound by the terms hereof.

     22.  NONCOMPETE.
          ----------
          a.   By Licensee. Subject to the provisions of Paragraph 22.e. below,
               -----------
               for the duration of this Agreement and for a period of one year thereafter, Licensee shall not, directly or indirectly, through a license or otherwise, engage in or compete with, the following business lines of Licensor:

               i. site based businesses or centers that offer individualized diagnostic and/or prescriptive tutoring of curriculum subjects for elementary and secondary school students; and

               ii. site based businesses or centers that offer curriculum homework assistance for elementary and secondary school students; and

               iii. site based businesses or centers that offer SAT/ACT
                    preparation courses, state-based assessment preparation courses, AP preparation courses, and/or english as a second language courses.

          b.   By Licensor. Subject to the provisions of Paragraph 22.e. below,
               -----------
               for the duration of this Agreement and for a period of one year thereafter, Licensor shall not, directly or indirectly, through a license or otherwise, engage in or compete with, the following business lines of Licensee:

               i. fee-based individualized diagnostic and/or prescriptive tutoring of curriculum subjects for elementary and secondary school students delivered to such students by online access which uses the Internet or similar network and which uses the Marks in connection with such activities, other than online access by such students while present at site based businesses or centers;

               ii. fee-based synchronous and asynchronous curriculum homework assistance for elementary and secondary school students delivered to such students by on-line access which uses the Internet or similar network and which uses the Marks in connection with such activities, other than online access by such students while present at site based businesses or centers; and

               iii. fee based SAT/ACT preparation courses, state-based
                    assessment preparation courses, AP preparation courses, and/or english as a second language courses, by online access which uses the Internet or similar network and which uses the Marks in connection with such activities, other than online access by such students while present at site based businesses or centers.

          c.   Exception for Sylvan/ZapMe! Agreement. The provisions of
               -------------------------------------
               Paragraph 22.b above shall not in any way restrict or prohibit Licensor from fulfilling its obligations, rights and duties under the Products and Services Agreement entered into between Licensor and ZapMe! Corporation on March 3, 1999, including all amendments ("ZapMe Agreement"). The parties expressly agree that Licensor shall have the right to assign all its rights and obligations under the ZapMe Agreement to Licensee, and Licensee shall have the right to assume all such rights and obligations. In the event such an assignment occurs, then the provisions of Paragraph 22.b above shall not in any way restrict or prohibit Licensee from fulfilling its obligations and duties under the ZapMe Agreement.

          d.   Agreement of Others. Both parties will agree to cause third
               -------------------
               parties contractually or otherwise affiliated with such party to abide by the foregoing restrictions.

          e.   Effect of Termination. The provisions of Paragraph 22.a. will
               ---------------------
               survive early termination of this Agreement and will remain in effect until the first anniversary of the date on which the term of this Agreement then in effect would have expired, if the reason for such early termination is due to the breach of this Agreement by Licensee. The provisions of Paragraph 22.b. will survive early termination of this Agreement and will remain in effect until the first anniversary of the date on which the term of this Agreement then in effect would have expired, if the reason for such early termination is due to the breach of this Agreement by Licensor.

     23.  BEST EFFORTS; USE OF OTHER MARKS. Licensee agrees to use its best
          --------------------------------
          efforts throughout the term of this Agreement to develop and expand the eSylvan Internet Business. Licensee agrees to use the Marks exclusively in connection with the eSylvan Internet Business and agrees to refrain from adopting any other Marks or brands without prior written approval from Licensor; provided, however, that if this Agreement is renewed after the expiration of the initial five-year term, Licensee must use the Marks for the duration of the renewal term, but Licensee may begin to use other trademarks and service marks in addition to, but in conjunction with, the Marks (the "New Marks"). The New Marks shall not be derived from or confusingly similar to the Marks. Licensee agrees to use domain names including the Mark "eSylvan" exclusively in connection with the eSylvan Internet Business during the initial term and agrees to refrain from using any other domain names in connection with the eSylvan Internet Business without the prior written approval from

          Licensor; provided, however, that if this Agreement is renewed after the expiration of the initial five-year term, Licensee must use domain names including the Mark "eSylvan" for the duration of the renewal term, but Licensee may begin to use other domain names in addition to, but in conjunction with, the domain names including the Mark "eSylvan" (the "New Domain Names"). The New Domain Names shall not be derived from or confusingly similar to the Marks.

     24.  CONFIDENTIALITY. At all times during the term hereof and at all times
          ---------------
          thereafter, each party shall keep confidential and not disclose, directly or indirectly, and shall not use for the benefit of itself or any other individual or entity, other than as expressly provided herein, any Confidential Information of the other. "Confidential Information" means any trade secrets or confidential or proprietary information whether in written, oral, digital or other form which is unique, confidential or proprietary to the disclosing party, including, but not limited to, the Sylvan Content and, if applicable, the eSylvan Content, and any other materials or information related to the business or activities of the disclosing party which are not generally known to others engaged in similar businesses or activities. Either party's failure to mark any confidential Information as confidential, proprietary or otherwise shall not affect its status as Confidential Information hereunder.

     25.  DISPUTE RESOLUTION. Any party may seek injunctive relief to enforce
          ------------------
          any intellectual property rights or other rights under this

          Agreement. Any dispute relating to the interpretation or performance of this Agreement, other than claims for which injunctive relief is sought, will be resolved at the request of either party through binding arbitration. The arbitration will be conducted in accordance with the then existing rules of the American Arbitration Association in Baltimore, Maryland by a qualified arbitrator selected by the American Arbitration Association (or otherwise mutually selected by the parties) who will possess knowledge of Licensor's and Licensee's industry. The Arbitrator will be selected with the understanding that he or she will have the capability of providing an expedited review and decision with respect to the matter at issue within 45 days of his or her appointment. The discovery rights and procedures provided by the Federal Rules of Civil Procedure shall be available and enforceable in the arbitration proceeding. Judgment upon any award by the arbitrator may be entered in any state or federal court having jurisdiction. Any claims which are not submitted to arbitration or for which injunctive relief is sought shall be brought solely in the state courts of the State of Maryland or the U.S. District Court for the District of Maryland, to which personal jurisdiction the parties specifically submit.

     26.  CHOICE OF LAW. Maryland substantive law, without regard to its
          -------------
          conflicts of laws, shall apply in all respects in the interpretation of this Agreement.

     27.  EXCLUSION OF CONSEQUENTIAL AND INCIDENTAL DAMAGES. In no event shall
          -------------------------------------------------
          either party be liable for any loss, profits or special, incidental or consequential damages (however arising, including negligence) arising out of or in connection with this Agreement.

     28.  BINDING EFFECT. This Agreement shall be binding on and inure to the
          --------------
          benefit of each of the parties and their respective permitted successors and assigns.

     29.  ENTIRE AGREEMENT. This Agreement contains the entire agreement of the
          ----------------
          parties with respect to its subject matter, and there are no terms, conditions, or provisions except as expressly set forth in it. This Agreement may not be amended or modified except by a written instrument executed by the authorized representative of the parties to this Agreement.

     30.  PARTICIPATION AGREEMENT.  Licensee agrees to use its best efforts to
          -----------------------
          perform, comply with and otherwise effectuate those contractual provisions directly relating to Licensee as set forth in those certain participation agreements executed and delivered by Licensor and certain of Licensor's franchisees, as of and at all times after such agreements are valid and enforceable in accordance with their terms (the "Participation Agreement Effective Date").

     31.  eSYLVAN BOARD. Licensee acknowledges and agrees that Licensor shall
          -------------
          elect to Licensee's board of directors a nominee mutually acceptable to Licensor and the Sylvan Franchise Owners Association, Inc. Board (the "FOA Director") as soon as practicable after the Participation Agreement

          Effective Date. There shall be a designated FOA Director during the term of this Agreement and any renewals thereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.


eSylvan, Inc.                           Sylvan Learning Systems, Inc.

By: /s/ DAVID GRAVES                    By: /s/ PETER COHEN
    ----------------                        ---------------
Title: President                        Title: Acting President

SCHEDULE A


eSylvan

eSylvan.com, and the associated Internet domain name registration

Sylvan

Sylvan Learning Center

Sylvan Learning Centers

Sylvan Learning Systems

SCHEDULE B

The Sylvan system which includes, but is not limited to, Sylvan's proprietary programs, systems and techniques and certain copyrighted materials, all software and computer programs necessary to offer online educational services.

Sylvan Ivy Prep materials for the online delivery of college entrance examination preparation courses.

SCHEDULE C

[New Sylvan Content]

SCHEDULE D

[eSylvan Content]